SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities and Exchange Act of 1934


Filed by registrant  [X]
Filed by a party other than the regristrant   [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive addtional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

     Valley Forge Scientific Corp.
     (Name of Registrant as Specified in its Charter)

     Valley Forge Scientific Corp.
     (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3)
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
______________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:
______________________________________________________________

     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.
______________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:
______________________________________________________________

     (5)  Total fee paid:
__________________________________________________________

     [ ]  Fee paid previously with preliminary materials.
__________________________________________________________

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount previously paid:
__________________________________________________________
     (2)  Form, Scheudle or Registration Statement No.:
__________________________________________________________
     (3)  Filing Party:
_________________________________________________________
     (4)  Date Filed:
_________________________________________________________


                     VALLEY FORGE SCIENTIFIC CORP.
                                 136 Green Tree Road
                              Oaks, Pennsylvania 19456
                      ________________________________________
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                     May 8, 1996
                      ________________________________________


To the Shareholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Valley Forge Scientific Corp. (the "Company") will be held at Park Ridge Hotel, at 480 North Gulph Road, King of Prussia, Pennsylvania on
May 8, 1996 at 4:00 P.M. local time, for the following purposes:

         1. To elect five directors of the Company to serve for the following year and until their successors have been elected and qualified;

         2. To receive reports of Officers; and

         3. To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on March 1, 1996 as the record date for determining shareholders entitled to notice of the meeting and to vote at such meeting or any adjournment thereof, and only shareholders of recordat the close of business on March 1, 1996 are entitled to notice of and vote at such meeting.

         A copy of the Company's Annual Report for the fiscal year ended September 30, 1995, is enclosed herewith.

         You are cordially invited to attend the meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy and return it promptly. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account, and each such proxy must be completed and returned if you wish to vote all of your shares eligible to be voted at the meeting.

                                        By Order of the Board of Directors


                                        Thomas J. Gilloway, Secretary
Dated:   Oaks, Pennsylvania
         March 27, 1996

PLEASE COMPLETE AND RETURN THE PROXY IN THE ENCLOSED
ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED
STATES. IF YOU ATTEND THE MEETING, YOUR PROXY WILL BE
RETURNED TO YOU UPON REQUEST TO THE SECRETARY OF THE
COMPANY.

                            VALLEY FORGE SCIENTIFIC CORP.
                                 136 Green Tree Road
                              Oaks, Pennsylvania 19456
                                   _______________
                                   PROXY STATEMENT

         The enclosed proxy is solicited pursuant to this proxy statement (to be mailed on or about March 27, 1996) by the Board of Directors of Valley Forge Scientific Corp. (the "Company") for use at the 1995 Annual Meeting of Shareholders to be held at the time and place shown in the attached Notice of Annual Meeting of Shareholders. Shares represented by the properly executed proxies, if returned in time, will be voted at the meeting as specified, or, if not otherwise specified, in favor of the election of directors of the nominees named herein. Such proxies are revocable at any time before they are exercised by written notice to the Secretary of the Company. Management is not aware at the date hereof of any matters to be presented at this meeting other than the election of directors. If any other materials are properly presented, the persons named in the proxy will vote thereon according to their best judgment.

                                     RECORD DATE

         The record date for determining the holders of common stock ("Common Stock") of the Company who are entitled to notice and to vote at the annual meeting was March 1, 1996.

                                  VOTING SECURITIES

         At March 1, 1996, the Company had 8,229,384 shares of Common Stock outstanding. Holders of record of Common Stock as of such date will be entitled to one vote for each share held.

           Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth as of March 1, 1996, certain information with respect to the beneficial ownership of Common Stock, by each person known to the Company to own beneficially 5% or more of the outstanding Common Stock, by each director and nominee, and by all officers and directors as a group.

Name and Address              Amount of            Percentage
of Beneficial Owner           Beneficial           Owned
                              Ownership

Jerry L. Malis(2)(4)          1,282,276            15.6%
Thomas J. Gilloway (2)(4)     1,001,375            12.2%
Dr. Leonard I. Malis (2)        895,575            10.9%
Knowlton Brothers, Inc. (6)     693,900             8.4%
Carl Anderson (3)               412,074             5.0%
Bernard H. Shuman (2)           111,467             1.4%
Bruce A. Murray (2)(5)            7,000               *
All officers and directors    3,297,693            38.7%
______________________________________________
* less than 1%

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) The mailing address of Messrs. Malis, Gilloway, Shuman and Murray and Dr. Malis, directors of the Company, is 136 Green Tree Road, Oaks, Pennsylvania 19456.

(3) The foregoing information was provided by Mr. Anderson. The address of Mr. Anderson is 15414 E. Burrel Drive, Lutz, Florida 33549.

(4) Includes 50,000 shares of Common Stock which may be purchased by each of Jerry L. Malis and Thomas J. Gilloway through the exercise of stock options issued pursuant to the Company's Non-Qualified Stock Option Plan at a per share exercise price of $1.56; includes 50,000 shares of Common Stock which may be purchased by each of Jerry L. Malis and Thomas J. Gilloway through the exercise of stock options at a per share exercise price of $3.625; and includes 50,000 shares of Common Stock which may be purchased by each of Jerry L. Malis and Thomas J.
         Gilloway through the exercise of stock options at a per share exercise price of $2.375.

(5)      Includes 5,000 shares of Common Stock which may purchased by Mr.
         Murray through the exercise of stock options issued pursuant to the Company's Non-Qualified Stock Option Plan at a per share exercise price of $3.625; 1,000 shares which may be purchased at a per share exercise price of $4.25; and 1,000 shares at a per share exercise price of $2.50 per share.

(6) Based on information provided by Knowlton Brothers, Inc. and on the joint filing on Schedule 13D made by the "group" (as defined in Rule 13d-5 under the Securities Exchange Act of 1934, as amended) consisting of Knowlton Brothers, Inc., The Family Partnership, L.P., The Frontier Partnership, L.P., Flagship Partners, Ltd., Family Partners & Co., Frontier Partners & Co., Knowlton Brothers, Inc., Knowlton Associates, Inc., Winthrop Knowlton, Stanley Knowlton, Christopher Knowlton, and Hugh Knowlton Trust for the Benefit of Erica Knowlton. The principal office and business address of all the members of the group except Flagship Partners, Ltd. is c/o Knowlton Brothers, Inc., 530 Fifth Avenue, New York, New York 10036. The principal office and business address of Flagship Partners, Ltd. is c/o Deltec Panamerica Trust Company, Limited, Deltec House, P.O. Box N-3229, Lyford Cay, Nassau, Bahamas.

                  PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING PROPOSAL 1 - ELECTION OF DIRECTORS

         The Company's by-laws provide that the Board of Directors shall consist of not fewer than 3 members. The Board of Directors has fixed the number of Directors at five. Jerry L. Malis, Thomas J. Gilloway, Leonard I. Malis,
Bruce A. Murray and Bernard H. Shuman, who have each been nominated for election as a director by the Board of Directors, were elected to serve their present terms on April 5, 1995. All directors hold office until the next annual meeting of shareholders, or until their successors are elected and qualified.

         It is the intention of the persons named in the accompanying proxy to vote, unless otherwise instructed, for the election as directors of the five nominees named hereinafter. All nominees have expressed their willingness to continue to serve as directors. If any of the nominees should be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the person in the proxy in accordance with their judgment. The Company is not aware of any reason why any of the nominees, if elected, should be unable to serve as a director. The vote of a plurality of a quorum of stockholders present in person or by proxy at the annual meeting of shareholders is required for the election of the nominees.


Name                Age           Position(s)            Director Since

Jerry L. Malis      63            Chairman of the
                                  Board and President       1980
Thomas J. Gilloway  58            Executive Vice
                                  President,
                                  Secretary,                 1984
                                  Treasurer and Director
Leonard I. Malis    76            Director                   1989
Bruce A. Murray     59            Director                   1992
Bernard H. Shuman   71            Vice President
                                  and Director               1994

         Jerry L. Malis has served as President or Vice-President and a Director of the Company since its inception in March, 1980. As of June
30, 1989, Mr. Malis was elected as Chairman of the Board of the Company.
He has published over fifty articles in the biological science, electronics and engineering fields, and has been issued twelve United States patents. Mr. Malis coordinates and supervises the development, engineering and manufacturing of the Company's products and is in charge of the daily business operations of the Company. He devotes substantially all his business time to the business of the Company.

         Thomas J. Gilloway has been Executive Vice President and a Director of the Company since December 1984, and as of June 30, 1989 was appointed Secretary and Treasurer of the Company. From the Company's inception in March 1980 to December 21, 1984, Mr. Gilloway served in capacities as a Vice-President and Treasurer. Mr. Gilloway received his undergraudate degree from LaSalle University in 1959 and his graduate degree from Temple University in 1963.
Prior to his involvement with the Company, Mr. Gilloway was employed in a marketing capacity for Scott Paper Company, C.R. Bard, Inc., and CheckPoint Systems as Director of Marketing. He is involved with marketing, regulatory and contract administration matters for the Company and devotes substantially all his business time to the business of the Company.

         Leonard I. Malis, M.D., a consultant to the Company since its inception in March, 1980, has been a director since June 30, 1989. Dr. Malis was Professor and Chairman of the Department of Neurosurgery at Mount Sinai
School of Medicine, New York, New York, from 1971 until 1993, and is currently Professor Emeritus at Mount Sinai School of Medicine. Dr. Malis has been issued five United States patents and has designed and trademarked over one hundred surgical instruments. He has published over one hundred articles in medical journals and reviews, and he is the author of ten chapters in textbooks on neurosurgery.

         Bruce A. Murray has been a director of the Company since October 14, 1992. He is Executive Vice President, Chief Operating Officer and Director of Erbtec Engineering, Inc., a designer and manufacturer of high power RF devices. From 1991 to May 1993, he was a senior consultant with the management consulting firm of Rath and Strong. From 1984 to August 1991, Mr. Murray held positions within the Pfizer Hospital Products Group, as Director of Engineering-Surgical Products, Corporate Vice President - Research and Development, and Senior Vice President and Business Manager - Surgical Products. He has also held senior management positions with Valleylab, Inc., Picker Corporation Electronics Division, Ball Brothers Research Corporation and IIT Research Institute. Mr. Murray received both his B.S. in Engineering and his M.B.A. from the Illinois Institute of Technology, and is an adjunct instructor in business strategies at the University of Colorado.

         Bernard H. Shuman has been a director and Vice President-Manufacturing of the Company since September 1, 1994. Prior to September 1, 1994, Mr. Shuman served as President and director of Diversified Electronic Corporation ("Diversified"), a specialty electronics manufacturer. Diversified merged into the Company on August 31, 1994.

         Jerry L. Malis and Dr. Leonard I. Malis are brothers. The Company's executive officers are elected annually by the Company's directors and shall continue to serve until their successors are elected and qualified. For the 1995 fiscal year, Bernard Shuman, Jerry L. Malis and Thomas J. Gilloway each failed to file one report with the Securities and Exchange Commission on a timely basis in one transaction involving Common Stock of the Company beneficially owned by them. In making these statements, the Company has relied on the written representations of its officers and directors and copies of the reports they have filed with the Securities and Exchange Commission.
                         Meetings of the Board of Directors

         During the fiscal year ended September 30, 1995 there were 2 meetings of the Company's Board of Directors. During the 1995 fiscal year, each director attended at least 75% of the meetings of the Board of Directors. The Company does not have any standing committees.

                               Executive Compensation

         The following table sets forth the compensation paid by the Company to its executive officers for the three fiscal years ended September 30, 1995.

                             SUMMARY COMPENSATION TABLE
                                                     Number of
                                                     Shares
                                                     Underlying
Name and                 Fiscal      Salary(1)       Options
Principal Position       Year                        Granted

Jerry L. Malis           1995        $163,592        50,000
President                1994         146,628        --
                         1993         140,360        50,000
Thomas J. Gilloway       1995        $139,634        50,000
Executive                1994         124,848         --
   Vice President        1993         118,580        50,000
________________________________________________________
(1)  Non-cash compensation did not exceed the lesser of $50,000 or
     10% of the cash compensation for the named individual.

     Effective July 1, 1994, the Company entered into employment agreements with Jerry L. Malis, President, and Thomas J. Gilloway, Executive Vice President for a term of 63 months. The agreements provide for annual base salaries to Mr. Malis and Mr. Gilloway of $148,720 and $126,940, respectively, in 1994, with annual base salary increases of 10% commencing on October 1, 1994.
The agreements also provide that Messrs. Malis and Gilloway may each receive such other cash and stock bonuses as may be determined from time to time by the Board of Directors. The employment agreements may be terminated for cause. In addition, the agreements provide that in the event of a change of control (as defined in the Securities Exchange Act of 1934) of the Company, the employee may terminate his employment for "good reason" and shall be entitled to receive a payment equal to the lesser of (i) 2.99 times the employee's average annual compensation (including bonuses, if any) during the three years preceding the date of termination; or (ii) the compensation payable for the remaining term of the agreement. The term
"good reason" includes the assignment to the employee of duties inconsistent with the employee's then position, a relocation of the Company's office more than 30 miles from the Company's present offices, a failure of the Company to continue in effect any benefit or compensation plan, depriving the employee of any fringe benefit, or the failure of any successor entity to assume the employment agreement.

         On September 1, 1994, the Company entered into an employment agreement with Bernard H. Shuman, Vice President-Manufacturing, for a term of 59 months. The agreement provides for an annual salary to Mr. Shuman of $50,000 for the period from September 1, 1994 to July 31, 1995, and a salary of $105,000 for each twelve month period thereafter. The agreement provides that Mr. Shuman may receive additional compensation and benefits as may be determined from time to time by the Board of Directors. The agreement provides for certain death and disability benefits. The employment agreement may be terminated for cause.

                               Directors' Compensation

         Directors of the Company do not receive any compensation for their services as members of the Board of Directors, but Directors who are not officers of the Company are entitled to reimbursement for expenses incurred in connection with their attendance at meetings and are entitled to participate in the Company's Stock Option Plan.

                                  Stock Option Plan

         The Company and its shareholders adopted a Non-Qualified Stock Option Plan (the "Plan") pursuant to which 500,000 shares of Common Stock have been reserved for issuance to employees, officers, directors or consultants of the Company. Options granted pursuant to this Plan will be non-transferable and expire if not exercised after ten years. Options may be granted to employees, consultants, officers and directors of the Company in such amounts and at such prices as determined by the Board of Directors, but the price per share shall not be less than the fair market value of the Company's Common Stock on the date of grant.

                         401(k) Plan and Profit-Sharing Plan

     Effective January 1, 1990, the Company adopted a 401(k) Plan and Profit Sharing Plan that covers full-time employees who have attained age 21 and have completed at least one year of service with the Company. Under the 401(k) Plan, an employee may contribute an amount up to 25% of his compensation to the 401(k) Plan on a pre-tax basis not to exceed $9,500 per year (adjusted for cost of living increases). Amounts contributed to the 401(k) Plan are non-forfeitable.

     Under the Profit Sharing Plan, a participant in the plan participates in the Company's contributions to the Plan as of December 31 in any year, with allocations to individual accounts based on annual compensation. An employee does not fully vest an interest in the plan until completion of three years of employment. The Board of Directors determines the Company's contributions to the plan on a discretionary basis. The Company has not made any contributions to date.

                   Certain Relationships and Related Transactions

         Since the late 1960's, Dr. Leonard I. Malis, a director of the Company, on an individual basis, has been a party to royalty arrangements with Johnson & Johnson Professional, Inc. ("J&J"), formerly known as Codman
& Shurtleff, Inc., a principal customer of the Company. Dr. Malis has developed and in the future may develop passive hand instruments for J&J with no pecuniary benefits to the Company.

         The Company has entered into a five year lease commencing on July 1, 1995 for approximately 4,200 square feet of office and warehouse space at a base monthly rent of $4,276 with GMM Associates, a Pennsylvania general partnership, whose partners are Jerry L. Malis, Thomas J. Gilloway and Leonard I. Malis, principal shareholders, directors and/or officers of the Company. The Company believes the rental payments reflect fair rental value for the space.

         On August 31, 1994, the Company acquired Diversified Electronic Corporation, a Pennsylvania corporation, ("Diversified") pursuant to an Agreement and Plan of Merger ("Merger Agreement"), in which the Company was the surviving corporation. Pursuant to the Merger Agreement, the Company issued to Bernard H. Shuman, the President and sole shareholder of Diversified, the following consideration: (i) cash in the amount of $161,500; (ii) a noninterest bearing note in the amount of $185,000 payable on March 1, 1996; (iii) a noninterest bearing note in the amount of $47,188, payable upon the collection of certain accounts receivable of Diversified; and (iv) 139,334 shares of unregistered common stock of the Company. The note for $47,188 was paid and canceled in October 1994. Prior to the Merger, a wholly-owned subsidiary of the company acquired from Diversified the real property and building which constituted Diversified's manufacturing facility for $95,000. Subsequent to the Merger, Mr. Shuman has been a director and Vice President of Manufacturing of the company. In 1994, the Company paid $682,096 to Diversified for contract manufacturing and research and development.

                            INDEPENDENT PUBLIC ACCOUNTANT

         Samuel Klein & Company, a certified public accounting firm, was selected by the Board of Directors to audit the financial statements of the Company for the fiscal year ended September 30, 1995. A representative of Samuel Klein & Company is not expected to be present at the Annual Meeting of Shareholders. The Board has not had an opportunity to consider the selection of the Company's public accountant for fiscal year 1996.


                                COST OF SOLICITATION

         The cost of soliciting proxies in the accompanying form has been or will be borne by the Company.

                                SHAREHOLDER PROPOSALS

         Shareholder proposals intended to be presented at the next annual meeting of shareholders, to be held in 1997, must be received by the Company at 136 Green Tree Road, Oaks, Pennsylvania 19456 by September 30, 1996.

         It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                     By Order of the Board of Directors,



                                      Thomas J. Gilloway, Secretary

Dated:  March 27, 1996

[CAPTION]
<PROXY CARD>
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 VALLEY FORGE SCIENTIFIC CORP.

PROXY FOR THE  ANNUAL MEETING OF STOCKHOLDERS
May 8, 1996

THE UNDERSIGNED HEREBY APPOINTS JERRY L. MALIS
AND THOMAS J. GILLOWAY, EACH WITH THE POWER
TO APPOINT HIS SUBSTITUTE, AND HEREBY AUTHORIZES
THEM TO REPRESENT AND TO VOTE, AS DESIGNATED BELOW,
ALL THE SHARES OF COMMON STOCK OF VALLEY FORGE
SCIENTIFIC CORP. HELD ON RECORD BY THE
UNDERSIGNED ON MARCH 1, 1996 AT THE ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD ON
MAY 8, 1996 OR ANY ADJOURNMENT THEREOF.


1.   ELECTION OF DIRECTORS:

[   ]     FOR ALL NOMINEES    JERRY L. MALIS; THOMAS J. GILLOWAY;
LEONARD I. MALIS; BRUCE A. MURRAY; AND BERNARD H. SHUMAN

[   ]     WITHHOLD AUTHORITY

[   ]     INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, PLACE AN 'X' IN THE BOX ON THE LEFT AND
STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED ABOVE.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH
OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
IF NO DISCRETION IS MADE, THIS PROXY WILL BE VOTED FOR
PROPOSAL 1.

                       PLEASE DATE, SIGN, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

                       DATED:                                , 1996



                        __________________________________L.S.


                        __________________________________L.S.
                       (NOTE: PLEASE SIGN EXACTLY AS YOUR NAME
                       APPEARS HEREON.  EXECUTORS, ADMINISTRATORS,
                       TRUSTEES, ETC. SHOULD SO INDICATE WHEN
                       SIGNING, GIVING FULL TITLE AS SUCH.
                       IF SIGNER IS A CORPORATION, EXECUTE IN FULL
                       CORPORATE NAME BY AUTHORIZED OFFICER.
                       IF SHARES HELD IN THE NAME
                       OF TWO OR MORE PERSONS, ALL SHOULD SIGN.)